Exhibit 10.59
CONSULTING AGREEMENT
     This Consulting Agreement (the “Agreement”) is made effective as of the 1st day of January, 2009 (the “Effective Date”) between NUCRYST PHARMACEUTICALS INC., of 101 College Road East, Princeton, NJ 08540 (“NUCRYST”) and EDWARD GAJ, Jr., of 20 Sugarbush Lane, Andover, MA 01810 (the “Consultant”).
     WHEREAS NUCRYST has agreed to retain the Consultant to provide the Services (as defined in Section 1), and the Consultant has agreed to provide the Services, subject to the terms, conditions and covenants herein contained;
     NOW THEREFORE, in consideration of the foregoing recitals and the covenants and the conditions set forth in this Agreement, the parties agree as follows:
Scope of Services. The Consultant shall provide to NUCRYST such consulting services as may be requested by NUCRYST from time to time (the “Services”). The Consultant shall perform only those Services assigned to the Consultant by NUCRYST’s Chief Executive Officer or his designate. Nothing in this Agreement will obligate NUCRYST to utilize any specified number of hours of Services.
Term. The term during which the Consultant shall perform the Services commences on the Effective Date and continues until terminated in accordance with Section 8 hereof.
Fee. The fee payable by NUCRYST to the Consultant is $900 per day (consisting of 8 hours) of Services performed at NUCRYST’s request, or $450 for a portion of a day of Services performed. The fees shall be payable in U.S. dollars and shall be inclusive of all taxes.
Expenses. NUCRYST will reimburse the Consultant for reasonable travel and out-of-pocket expenses directly related to the performance of the Services provided that such expenses are pre-approved by NUCRYST.
Invoicing. The Consultant agrees to invoice NUCRYST monthly for the Services provided during the previous month. The invoice shall set out the Services performed, the total number of hours worked each month and the pre-approved out-of-pocket expenses incurred (together with supporting receipts for expenses). NUCRYST agrees to pay the amount of each invoice within 30 days after NUCRYST receives an invoice from the Consultant.
6. Confidentiality and Non-Compete. The Consultant entered into an employee confidentiality and non-compete agreement with NUCRYST which was executed by the Consultant on July 9, 2007 and accepted by NUCRYST and NUCRYST Pharmaceuticals Corp. on July 10, 2007 (the "Confidentiality Agreement”), which Confidentiality Agreement remains in full force and effect and continues to govern the Consultant in relation to his employment by NUCRYST prior to the Effective Date in accordance with the terms of the Confidentiality Agreement.
The provisions of the Confidentiality Agreement are deemed to be repeated herein, subject to the following changes for the purposes of this Agreement:
(a)	all references to “my employment” are changed to “my retainer”;

(b)	all references to “my duties of employment” or “my duties of employment with the Company” are changed to “my services for the Company”;

(c)	all references to “I leave the employ of the Company” are changed to “I cease to provide services to the Company”; and

(d)	at the end of the first sentence of Section 3.4, the phrase “....as an employee of the Company” is changed to “as an employee or consultant of the Company”.
(such provisions, as amended herein, are collectively referred to as the “Confidentiality and Restrictive Covenants”). The Consultant acknowledges and agrees that the Confidentiality and Restrictive Covenants shall govern all activities in connection with NUCRYST’s retainer of the Consultant under this Agreement and the Consultant’s provision of Services. In the event of termination of this Agreement, the Confidentiality and Restrictive Covenants shall survive in accordance with their terms.
7. Independent Contractor Status. The Consultant’s relationship with NUCRYST is that of an independent contractor and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-employee relationship. The Consultant is not the agent of NUCRYST and is not authorized to make any representation, contract, or commitment on behalf of NUCRYST. The Consultant shall be solely responsible for all compensation, payroll tax, workers compensation coverage, and any other payments which are required to be observed, filed with or made to any federal, state or municipal tax authority with respect to the performance of the Services and receipt of fees under this Agreement.
8. Termination. NUCRYST or the Consultant may immediately, by notice in writing to the other of them, terminate this Agreement for cause in any of the following events: (a) if the other party becomes insolvent, commits an act of bankruptcy, makes an assignment for the benefit of creditors or if a receiver or receiver-manager of the other party is appointed; or, (b) if the other party commits a breach of this Agreement that is not cured within 10 days after provision of notice of the breach to the other party. Such termination shall be without prejudice to any other rights and remedies that a party may have for breach of this Agreement. Either party may terminate this Agreement without cause at any time by providing the other party with 10 days prior written notice of termination.
9. Warranty. The Consultant represents and warrants to NUCRYST that: (a) the performance by the Consultant of his obligations under this Agreement does not and will not violate any contract or agreement to which he is a party or by which he is bound; and (b) all Services to be performed hereunder shall be performed in a diligent and professional manner and in accordance with generally accepted industry standards and procedures for consultants engaged in consulting activities similar to the Services and in accordance with all requirements of this Agreement.
10. Assignment. The Consultant shall not assign this Agreement or any provision contained herein and no subcontractors may be employed by the Consultant, without the prior written consent of NUCRYST. NUCRYST may assign this Agreement without the consent of the Consultant to any person that is an affiliate of NUCRYST or may become an affiliate of NUCRYST or to any purchaser of all or substantially all of the assets of NUCRYST.
11. Modifications. Any modification or amendment to this Agreement shall be in writing signed by both parties.
12. Severability. If any provision or part of this Agreement is held to be invalid or unenforceable in any respect by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

13. Governing Law. This Agreement will be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Commonwealth of Massachusetts.
14. Remedies. In the event of a breach by the Consultant of any of the provisions of this Agreement, the Consultant acknowledges that damages will be an inadequate remedy and that NUCRYST shall be entitled to seek and obtain injunctive or other equitable relief, in addition to every other remedy now or hereafter existing at law or in equity or by statute.
15. Notices. All notices required or permitted under this Agreement shall be in writing and may be delivered personally to the party to whom it is intended at the addresses as first above written or such other addresses as may from time to time be notified in writing to the other party. All notices will be deemed to have been given and received on the first business day in the recipient’s jurisdiction following the date of delivery.
16. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement. No change, waiver or discharge hereof is valid unless it is in writing and is executed by the party against whom such change, waiver or discharge is sought to be enforced.
17. Execution. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purpose of this section, the delivery by facsimile or by electronic delivery of a PDF of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, and the party delivering a facsimile or PDF copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile or PDF copy.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

NUCRYST PHARMACEUTICALS INC.

Per:	/s/Thomas E. Gardner

Thomas E. Gardner
President & Chief Executive Officer

Per:	/s/Carol L. Amelio

Carol L. Amelio
Vice-President, General Counsel & Corporate Secretary

/s/Edward Gaj, Jr.

EDWARD GAJ, Jr.

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